Exhibit 10.17

AMENDMENT TO INVENTION TRANSFER AGREEMENT

* * * *

AMENDMENT TO INVENTION TRANSFER AGREEMENT dated as of August 1, 2007 by and among each of VIDATECH Kft, a corporation organized under the laws of the Republic of Hungary (hereinafter, “Vidatech”); Power of the Dream Ventures, Inc., a Delaware corporation (hereinafter, “PDV”); Janos Salca and Viktor Salca, residents of the Republic of Hungary (each, unless otherwise specifically identified, an “Inventor and, collectively, the “Inventors”).  Each of Vidatech, PDV and the Inventors is, unless otherwise specifically identified, a “Party” and, collectively, the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into an Invention Transfer Agreement on May 24, 2007 (the “Invention Transfer Agreement”), pursuant to which PDV’s wholly-owned subsidiary, Vidatech, obtained from the Inventors an assignment of patent rights in a certain hydroelectric energy producing technology based on converting river flow into electrical energy with slow-turning generating machines (the “River Power Technology”) as well as a right to commercialize the River Power Technology domestically and internationally; and

WHEREAS, in exchange for the grant of these rights to PDV and Vidatech, the Inventors each received 50,000 shares of unregistered common stock, $.0001 par value per share, for an aggregate of 100,000 shares of PDV (hereinafter, the “PDV Shares”) as well as the right to share in the revenues generated from the commercialization of the River Power Technology, all as provided in the Invention Transfer Agreement; and

WHEREAS, the Invention Transfer Agreement provides, mistakenly, through a cultural and language misunderstanding, that the shares are “registered,” but rather the Invention Transfer Agreement should have reflected their actual understanding that the PDV shares were not registered with the U.S. Securities & Exchange Commission (“SEC”), but that PDV would have an express obligation to register the PDV Shares with the SEC on a Form SB-2 for subsequent resale; and

WHEREAS, although legally satisfying the requirements of Regulation S, as promulgated under the Securities Act of 1933, as amended (the “Act”), the Invention Transfer Agreement lacked the express requisite representations and warranties necessary for a third party to render a legal opinion in connection with the issuance and delivery of the PDV Shares to the Inventors; and

WHEREAS, it is the Parties intention through the execution and delivery of this Amendment to confirm and clarify their prior understanding, although inartfully expressed in English in the Invention Transfer Agreement, that: (i) the PDV Shares were not, at the time of the execution and delivery of the Invention Transfer Agreement, registered were the SEC, but were being offered and sold to the Inventors pursuant to a registration exemption afforded by Regulation S, as promulgated under the Act; (ii) provide the express representations and warranties required for a third party to render a legal opinion regarding the issuance and delivery of the PDV Shares to the Inventors pursuant to Regulation S; and (iii) clarify that PDV would expressly undertake to register  the PDV Shares in the U.S. on a Form SB-2 for subsequent resale in the U.S.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, IT IS HEREBY AGREED that the Invention Transfer Agreement is herein modified as follows:

1.           PDV Shares Issued and Sold to Inventors.  The Inventors acknowledge and agree that the PDV Shares issued and sold to them on May 24, 2007 were not registered under the Act in the United States, and that the PDV Shares were offered and sold to them in reliance upon the registration exemption provided by Regulation S, as promulgated under the Act.

2.           PDV Undertaking to Register the PDV Shares on a Form SB-2 at its Cost and Expense.  PDV confirms its undertaking and obligation to file a registration statement for the PDV Shares of the Inventors with the SEC on a Form SB-2, the costs and expenses of which registration statement shall be borne by PDV.  PDV will do all things that are commercially reasonable and within its power to cause the Form SB-2 to be filed and to become effective and to permit the Inventors’ resale of their PDV Shares in the U.S. as soon as practicable.

3.           Representations, Warranties and Covenants of the Inventors.  In connection with their purchase of the PDV Shares from PDV as provided in the Invention Transfer Agreement, the Inventors hereby, jointly and severally, acknowledge, represent, warrant and covenant to PDV and Vidatech that:

(a)           the PDV Shares were offered and sold to the Inventors in reliance on the exemptions from the registration requirements of the Act provided by the provisions of Regulation S as promulgated under the Act, and that the PDV Shares may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the 1933 Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the PDV Shares or an available exemption from registration under the 1933 Act, the PDV Shares must be held indefinitely.  The Inventors further acknowledges that neither this Amendment nor the Invention Transfer Agreement is intended as a plan or scheme to evade the registration requirements of the Act;

(b)           Each of the Inventors is a resident of the Republic of Hungary;

(c)           None of the Inventors is a “US Person” as that term is defined in Rule 902 of Regulation S, as more fully set forth in Section 4 of this Amendment;

(d)           Neither of the Inventors is, and on the date that they receive the PDV Shares will be, an affiliate of the Company;

(e)           that all offers and sales of the PDV Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the PDV Shares under the Act or pursuant to an exemption from registration.  In any case, none of the PDV Shares have been and will be offered or sold by the Inventors to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Amendment is accepted by the Company (the “Distribution Compliance Period”), except pursuant to an effective registration statement as to the PDV Shares or an applicable exemption from the registration requirements of the Act.

(f)           The PDV Shares have not been offered to the Inventors in the United States and the decision to purchase the PDV Shares as well as the execution and delivery of this Amendment on behalf of the Inventors were not in the United States when such decisions were made and this Amendment was executed and delivered;

(g)           None of the Inventors will engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the PDV Shares; and

(h)           None of the Inventors, nor any of their affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Common Stock of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S.”

1.	A new Section 8s hereby added to the Agreement, which shall read, in its entirety, as follows:

“8	Regulation S – Definition of US Person.

Rule 902 (k)(1): "U.S. person" means:

i.	Any natural person resident in the United States;

ii.	Any partnership or corporation organized or incorporated under the laws of the United States;

iii.	Any estate of which any executor or administrator is a U.S. person;

iv.	Any trust of which any trustee is a U.S. person;

v.	Any agency or branch of a foreign entity located in the United States;

vi.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

vii.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

viii.	Any partnership or corporation if:

A.	Organized or incorporated under the laws of any foreign jurisdiction; and

B.
Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Rule 902(k)(2):  The following are not "U.S. persons":

i.
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

ii.	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

A.	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

B.	The estate is governed by foreign law;

iii.
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

iv.	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

v.	Any agency or branch of a U.S. person located outside the United States if:

A.	The agency or branch operates for valid business reasons; and

B.	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

vi.
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

Rule 902(l):  United States. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

2.           Except as amended by this Amendment, the remaining terms and provisions of the Invention Transfer Agreement remain unchanged.

[The remainder of this page has been left blank intentionally.  The signature of the parties appear on the next succeeding page.]

IN WITNESS WHEREOF, each of the Company, Vidatech and the Inventors have executed this Amendment, agreeing to be bound by the terms hereof, as of the day and year first-above written.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name:	Viktor Rozsnyay, President

VIDATECH Kft

By:	/s/ Daniel Kun, Jr.
Name:	Daniel Kun, Jr. Managing Director

INVENTORS:

By:	Viktor Salca
Name:	/s/ Viktor Salca

By:	/s/ Janos Salca
Name:	Janos Salca